================================================================================
As filed with the Securities and Exchange Commission on February 10, 1998
                                                                REGISTRATION NO.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               JSB FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                                         11-3000874
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)
                                303 MERRICK ROAD
                          LYNBROOK, NEW YORK 11563-2574
                                 (516) 887-7000
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                JAMAICA SAVINGS BANK FSB DIRECTORS' STOCK PROGRAM
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                                 Park T. Adikes
                Chairman of the Board and Chief Executive Officer
                                303 Merrick Road
                          Lynbrook, New York 11563-2574
                                 (516) 887-7000

                                    Copy to:

                              Lisa M. Miller, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
    (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA CODE, OF
                               AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                            Proposed Maximum
 Title of Securities to be            Amount to be        Proposed Maximum Offering   Aggregate Offering Price        Amount of
        Registered                    Registered(1)          Price Per Share (2)                 (2)              Registration Fee
====================================================================================================================================
Common Stock, $0.01 par value          20,000 shares             $ 49.00                   $980,000.00               $289.10
====================================================================================================================================



(1)        Based on the number of shares of common stock of JSB Financial, Inc.
           ("JSBF") currently reserved for issuance under the Jamaica Savings Bank FSB Directors' Stock Program ("Plan").


(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, shares that may be awarded under the Plan in the future are deemed to be offered at $49.00 per share, the average of the daily high and low sales prices of JSBF common stock on the New York Stock Exchange at the close of trading on February 5, 1998.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-18620) are incorporated by reference in this registration statement:

         (1) the Registrant's Annual Report on Form 10-K for the calendar year ended December 31, 1996, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (2) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form S-1 filed on March 16, 1990, Registration No. 33-33821, and any amendments thereto;

         (3) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

         (4) the JSB Financial, Inc. Proxy Statement dated March 28, 1997 for the Annual Meeting of Shareholders held on May 13, 1997.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  JSB Financial, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Thomas
R. Lehmann, Chief Financial Officer, Treasurer/Controller, JSB Financial, Inc., 303 Merrick Road, Lynbrook, New York 11563-2574. Telephone requests may be directed to (516) 887-7000.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145, as amended, of the Delaware General Corporation Law ("DGCL") and by the Certificate of Incorporation of the Registrant.

                  Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL. Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and amounts paid in settlement) reasonably incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the DGCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition.

                  If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover an advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting (or defending) such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified.

                  The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise. The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of JSB Financial, Inc. and its subsidiaries through Travelers Insurance Company for a one year policy term ending September 18, 1998.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling JSB Financial, Inc. pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.  EXHIBITS.

                  4.1      Jamaica Savings Bank FSB Directors' Stock Program
                  4.2      Certificate of Incorporation of JSB
                           Financial, Inc., incorporated by
                           reference to the Registrant's
                           Registration Statement on Form S-1 filed on March 16, 1990, Registration No.
                           33-33821, and any amendments thereto.
                  4.3      By-Laws of JSB Financial, Inc.,
                           incorporated herein by reference to the
                           Exhibits filed with the Form 10-Q for the calender quarter ended March 31, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.
                  23.1     Consent of KPMG Peat Marwick LLP.


ITEM 9.  UNDERTAKINGS.

                  A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (2) That, for the purpose of determining liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                EXPLANATORY NOTE


This registration statement includes or is deemed to include two forms of prospectus: one to be sent or given to certain participants (the "Participant Prospectus") in the Jamaica Savings Bank FSB Directors' Stock Program ("Plan") pursuant to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended ("Securities Act"), and one to be used in connection with certain reoffers and resales (the "Resale Prospectus") of shares of Common Stock, par value $0.01 per share, of JSB Financial, Inc. by participants in the Plan as contemplated by Instruction C to Form S-8 under the Securities Act. The form of Participant Prospectus has been omitted from this registration statement as permitted by Part I of Form S-8. The form of Resale Prospectus is included herein immediately following this page.

                              CROSS-REFERENCE SHEET
             (Showing location of Information Requested by Form S-8)


                      ITEMS REQUIRED BY PART I OF FORM S-3

                  S-3 ITEM                                             PROSPECTUS HEADING

1.        Forepart of Registration Statement and Outside Front      Front Cover Page of Prospectus; this
          Cover Page of Prospectus                                  Cross-Reference Sheet

2.        Inside Front and Outside Back Cover Pages of Prospectus   Available Information; Incorporation of
                                                                    Certain Documents by Reference; Table of
                                                                    Contents

3.        Summary Information, Risk Factors and Ratio of Earnings   Available Information; Risk Factors
          to Fixed Charges

4.        Use of Proceeds                                           Use of Proceeds

5.        Determination of Offering Price                           Determination of Offering Price

6.        Dilution                                                  Not Applicable

7.        Selling Security Holders                                  Selling Security Holders

8.        Plan of Distribution                                      Plan of Distribution

9.        Description of Securities to be Registered                Not Applicable

10.       Material Changes                                          Not Applicable

11.       Incorporation of Certain Documents by Reference           Incorporation of Certain Documents by Reference

12.       Disclosure of Commission Position on Indemnification for  Indemnification of Directors and Officers
          Securities Act Liabilities





                                   PROSPECTUS

                               JSB FINANCIAL, INC.

                          20,000 SHARES OF COMMON STOCK
                                ($0.01 PAR VALUE)

           OFFERED OR TO BE OFFERED BY CERTAIN SELLING SHAREHOLDERS OF
            JSB FINANCIAL, INC. FOLLOWING THEIR DISTRIBUTION UNDER THE
                JAMAICA SAVINGS BANK FSB DIRECTORS' STOCK PROGRAM


                  Certain holders of JSB Financial, Inc. Common Stock ("JSBF
Common Stock") may offer, from time to time, up to 20,000 shares of JSBF Common
Stock which they received under the Jamaica Savings Bank FSB Directors' Stock
Program ("Plan"). The shares may be sold directly by the holder to purchasers or may be given by the holder to donees, such as members of the holder's family or charitable organizations, and then sold by the donee to the purchasers. Sales may occur through the facilities of the New York Stock Exchange where the shares are listed and traded, or may occur privately.

         This Prospectus relates to 20,000 authorized shares of JSBF Common
Stock reserved for issuance under the Plan. Such shares are, at the date hereof, held as treasury stock by JSB Financial, Inc. ("Company"). It is suggested that this Prospectus be retained for future reference. THIS PROSPECTUS CONTAINS A
DISCUSSION OF MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF SHARES OF THE
COMPANY. SEE "RISK FACTORS" AT PAGE 3.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS
AND ARE NOT INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR
THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR BY ANY
OTHER GOVERNMENT AGENCY.

                               -----------------

                The date of this prospectus is February 10, 1998.






                              AVAILABLE INFORMATION

                  JSB Financial, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as to particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of JSBF Common Stock, and any material interest of such persons in transactions with JSB Financial, Inc. is disclosed in proxy statements distributed to shareholders of JSB Financial, Inc. and filed with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary
Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; at Public Reference
Facilities in the Chicago Regional Office, 500 West Madison Street, Chicago,
Illinois 60661; and at the New York Regional Office in Seven World Trade Center,
New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington,
D.C. 20549 at prescribed rates. The Commission also maintains a Web site
(http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, such as the Company. JSBF Common Stock is listed and traded on the New York Stock Exchange. Reports, proxy material and other information concerning JSB Financial, Inc. may also be inspected at the office of the New
York Stock Exchange, 11 Wall Street, New York, New York 10006.

                  JSB Financial, Inc. has filed with the Commission in Washington D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities to which this prospectus relates. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the Registration Statement, including the exhibits thereto, which may be obtained from the Public Reference
Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, upon payment of the prescribed fees.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  There are incorporated by reference herein the JSB Financial, Inc. Annual Report on Form 10-K for the year ended December 31, 1996, and the
JSB Financial, Inc. Quarterly Report on Form 10-Q for the quarters ended March
31, 1997, June 30, 1997 and September 30, 1997 filed by JSB Financial, Inc.
pursuant to Section 13 of the Exchange Act. The description of the class of securities offered under the Plan is described in the Registration Statement on Form S-1, and any amendments thereto, filed by JSB Financial, Inc. with the Commission. Such description is incorporated by reference herein.

                  All documents filed by JSB Financial, Inc. pursuant to Sections 13, 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  JSB Financial, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests shall be directed to Mr.
Thomas R. Lehmann, Chief Financial Officer, Treasurer/Controller, JSB Financial,
Inc., 303 Merrick Road, Lynbrook, New York 11563-2574. Telephone requests may be directed to (516) 887-7000.

                  The principal executive offices of JSB Financial, Inc. are located at 303 Merrick Road, Lynbrook, New York 11563-2574. The telephone number at such offices is (516) 887-7000.


                                  RISK FACTORS

                  The following considerations, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

POTENTIAL IMPACT OF CHANGES IN INTEREST RATES.

                  The Company's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on earning assets -- such as investment securities, CMOs, and loans -- and its interest expense on interest-bearing deposits. The Company's net interest income, the primary component of its net income, is subject to substantial risk due to changes in interest rates, particularly if there is a substantial variation in the timing between the repricing of its assets and the liabilities which fund them. The
Company will continue to be affected by general changes in levels of interest rates and other economic factors beyond its control. At December 31, 1997, the Company's total interest-bearing liabilities maturing or repricing within one year exceeded its total earning assets maturing or repricing in the same time period by $81,389,000 representing a one-year interest rate sensitivity gap as a percentage of total assets of negative 5.58%. In computing the gap, the Company includes accounts that are subject to immediate withdrawal in the cumulative one year repricing gap. As a result of the Company's negative gap position, the yield on earning assets of the Company will adjust to changes in interest rates at a slower rate than the cost of the Company's interest-bearing liabilities. As a consequence, any significant increase in interest rates may have an adverse effect on the Company's results of operations. Conversely, any significant decline in interest rates may have a positive impact on the Company's results of operations as the cost of the Company's interest-bearing liabilities will tend to reprice downward at a faster rate than the Company's earning assets.
Increases in the level of interest rates also may adversely affect the value of the Company's debt securities and other earning assets. Generally, the value of fixed rate instruments fluctuates inversely with changes in interest rates. As a result, increases in interest rates could result in decreases in the carrying value of interest-earning assets which could adversely affect the Company's results of operations if sold or, in the case of interest-earning assets classified as available for sale, the Company's equity if retained. Increases in interest rates also can affect the type (fixed-rate or adjustable-rate) and amount of loans originated by the Company and the average life of loans and securities, which can adversely impact the yields earned on the Company's loan and securities portfolio.

LOCAL ECONOMY.

                  The Company is the holding company for Jamaica Savings Bank
FSB ("Bank"), a savings institution. The primary market area for the Bank is concentrated in the neighborhoods surrounding its thirteen full service offices, ten of which are located in the New York City Borough of Queens, one in the Borough of Manhattan and one each in suburban Nassau and Suffolk counties in New
York. Management believes that its branch offices are primarily located in communities that can generally be characterized as stable, residential neighborhoods of predominantly one- to four-family residences and middle income families. During the late 1980's to the early 1990's, the New York metropolitan area experienced reduced employment as a result of the general decline in the local economy and other factors. The area experienced a general decline in real estate values and a decline in home sales and construction and, sharp decreases in the value of commercial properties and land, as well as cooperatives and condominiums.

                  During the last four years, unemployment and real estate values have been relatively stable in New York metropolitan areas. The New York
City metropolitan area has benefitted from the resurgence and growth in employment and profitability experienced by national securities and investment banking firms, many of which are domiciled in Manhattan, as well as the growth and profitability of other financial service companies, such as money center banks. The strength of the national economy and of the United States equities markets has contributed significantly to the recent growth and increased profitability of Wall Street securities and investment banking firms.

                  A weakness or deterioration in the economic conditions of the Bank's primary lending area in the future could result in the Bank experiencing increases in non-performing loans. Such increases would likely result in higher provisions for possible loan losses, reduced levels of earning assets which would lower the level of net interest income and possibly result in higher levels of other real estate owned expense.

HIGHLY COMPETITIVE INDUSTRY AND GEOGRAPHIC AREA.

                  The New York City metropolitan and Long Island areas have a high concentration of financial institutions, many of which are significantly larger and have greater financial resources than the Bank, and all of which are competitors of the Bank to varying degrees.
The Bank's competition for loans and deposits comes principally from savings and loan associations, savings banks, commercial banks, mortgage banking companies, insurance companies and credit unions. In addition, the Bank faces increasing competition for deposits from non-bank institutions such as brokerage firms and insurance companies in such areas as short-term money market funds, corporate and government securities funds, mutual funds, annuities and insurance.

LENDING RISK.

                  The Bank's loan portfolio consists primarily of conventional first mortgage loans secured by multi-family residences, one- to four-family residences, commercial real estate and to a lesser extent construction projects.
The Bank continues to emphasize lending on multi-family, underlying cooperative and commercial real estate. Lending on these types of properties poses significant additional risks to the lender as compared with one- to four-family mortgage lending. These loans generally are made to single borrowers or realty corporations controlled by an individual or group of individuals and involve substantially higher loan balances than one- to four-family residential mortgage loans. Moreover, the repayment of such loans is typically dependent on the successful operation of the property, which in turn is dependent upon the expertise and ability of the borrower to properly manage and maintain the property. In addition, management recognizes that repayment of commercial and multi-family loans is subject to adverse changes in the real estate market or the economy, to a far greater extent than is repayment of one- to four-family mortgage loans.

FINANCIAL INSTITUTION REGULATION AND POSSIBLE LEGISLATION.

                  The Bank is subject to extensive regulation, examination and supervision by the OTS, as its primary federal regulator, and the FDIC, as the deposit insurer. The Bank is a member of the Federal Home Loan Bank ("FHLB")
System and its deposit accounts are insured up to applicable limits by the Bank
Insurance Fund ("BIF") managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The OTS and the FDIC conduct periodic examinations to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the OTS, the FDIC or the Congress could have a material adverse impact on the Company, the Bank and their operations. Certain of the regulatory requirements applicable to the Bank and to the Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings institutions and their holding companies set forth in this Prospectus does not purport to be a complete description of such statutes and regulations and their effects on the Bank and the Company.

                  Congress currently has under consideration various proposals to consolidate the regulatory functions of the four federal banking agencies:
the OTS, the FDIC, the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System. The outcome of efforts to effect regulatory consolidation is uncertain. Therefore, the Bank is unable to determine the extent to which legislation, if enacted, would affect its business.

CERTAIN ANTI-TAKEOVER PROVISIONS.

                  PROVISIONS IN THE COMPANY'S AND THE BANK'S GOVERNING
INSTRUMENTS. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's
Charter and Bylaws, as well as certain federal and state regulations, assist the Company in maintaining its status as an independent publicly owned corporation.
These provisions provide for, among other things, supermajority voting, staggered boards of directors, noncumulative voting for directors, limits on the calling of special meetings of stockholders, limits on the ability to vote
Common Stock beneficially owned in excess of 10% of outstanding shares, and certain uniform price provisions for certain business combinations. The voting limitation is applicable to persons, together with affiliates of and persons acting in concert with such persons, who hold revocable proxies if the shares of Common Stock represented by the revocable proxies are deemed beneficially owned by such persons and exceed the limit. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate current management.

                  In general, Section 203 of the Delaware General Corporation
Law ("DGCL") prevents an "interested stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in the DGCL) with a Delaware corporation for three years following the date such person became an interested stockholder.

                  The provision is not applicable when (i) prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, not including shares owned by directors who are also officers and by certain employee stock plans or (iii) on or subsequent to the date the stockholder becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock entitled to vote thereon, excluding shares owned by the interested stockholder.



                  The DGCL's restrictions generally do not apply to business combinations with an interested stockholder that are proposed subsequent to the public announcement of, and prior to the consummation or abandonment of, certain mergers, sales of a majority of the corporation's assets or tender offers for 50% or more of the corporation's voting stock. The DGCL allows corporations to elect not to be subject to the provisions of the DGCL. The Company has not so elected.

                  In addition to the provisions in the Company's and the Bank's organizational documents, certain provisions of the DGCL and the federal banking laws may be imposed upon acquirors of the Company's Common Stock, including restrictions that would require regulatory approval prior to any such acquisition.

                  PROVISIONS OF REMUNERATION PLANS AND AGREEMENTS. Employment agreements with certain management officials and certain provisions of the Company's stock option plans provide for benefits and cash payments in the event of a change in control of the Company or the Bank. The Company's stock option plans also provide for accelerated vesting in the event of a change in control.
These provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company or the Bank.

                  STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS. As of
December 31, 1997, directors and executive officers of the Bank and the Company held or controlled the voting of approximately 7.67% of the shares of Common
Stock outstanding either through direct ownership or through participation in employee benefit plans maintained by the Company or the Bank that hold Company stock. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring an 80% supermajority vote. As a result, these provisions may preclude takeover attempts that certain stockholders may deem to be in their best interest and may tend to perpetuate existing management.


                                 USE OF PROCEEDS

                  The shares will be offered by certain directors or former directors of Jamaica Savings Bank FSB who are present or former participants in the Plan, or their beneficiaries, for their personal accounts, and the proceeds from such sale will be used by them for their personal benefit. JSB Financial, Inc. will not receive any portion of the payment for the shares.


                         DETERMINATION OF OFFERING PRICE

                  The purchase price of the shares offered hereby will be the market price (plus customary or negotiated brokerage commissions) prevailing at the time of the sale in the case of transactions on the New York Stock Exchange and negotiated prices related to market prices in private negotiated transactions not on any securities exchange.


                            SELLING SECURITY HOLDERS

                  The persons selling shares of JSBF Common Stock offered hereby will be participants or former participants in the Jamaica Savings Bank FSB Directors' Stock Program. Participants in the Plan include the following persons, who are affiliates of the Company, as that term has been defined by the
Commission:

=========================================================================================================
                                                              Number of
                                               Number of        Shares       Number of    Percentage of
                       Position at Company       Shares       Covered by   Shares to be    Class to be
       Selling         or Affiliates Within   Beneficially       This       Held After     Owned After
     Shareholder       the Past Three Years     Owned(1)    Prospectus(2)   Offering(3)    Offering(4)
=========================================================================================================
Joseph C. Cantwell           Director                13,400          2,222        13,200       (5)
=========================================================================================================
Richard M. Cummins           Director                 6,200          2,222         6,000       (5)
=========================================================================================================
Howard J. Dirkes, Jr.        Director                53,701          2,222        53,501       (5)
=========================================================================================================
Cynthia Gibbons              Director                10,200          2,222        10,000       (5)
=========================================================================================================
James E. Gibbons, Jr.        Director                63,201          2,222        63,001       (5)
=========================================================================================================
Alfred F. Kelly              Director                34,951          2,222        34,751       (5)
=========================================================================================================
Richard W. Meyer             Director                44,901          2,222        44,701       (5)
=========================================================================================================
Arnold B. Pritcher           Director                73,389          2,222        73,189       (5)
=========================================================================================================
Paul R. Screvane             Director                41,516          2,222        41,316       (5)
=========================================================================================================

        (1) Beneficial ownership in this table includes (a) the number of shares of Company Common Stock which such person has the right to acquire by the exercise of stock options, whether or not the stock options are vested as of December 31, 1997, (b) the number of shares held in such person's name in trust or otherwise under all of the Company's benefit plans and (c) the number of shares as to which such person shares voting and investment power.

        (2) These share awards represent the maximum number of shares that may be awarded to each director under the Plan. Of each potential 2,222 share award shown in the table above, 200 shares were awarded to each director effective as of January 1, 1998, which is the most recent date as of which such information is available. The 200 shares that have been awarded to each eligible director under the Plan have been included in the totals for each director shown in the "Number of Shares Beneficially Owned" column in the table above.

        (3) Assumes that all shares presently owned and hereafter acquired under the Plan are sold.

        (4) Percentage with respect to each person has been calculated on the basis of 9,939,927 shares of Company Common Stock, the sum of the total shares outstanding as of December 31, 1997 and the 20,000 shares of Common Stock covered by this Prospectus.

        (5)   Represents less than 1% of the outstanding Common Stock.


                              PLAN OF DISTRIBUTION

                  The shares may be offered for sale on the New York Stock Exchange where they are listed. They may be offered from time to time in private transactions. The Company does not expect to bear the expense of such sales.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145, as amended, of the Delaware General Corporation Law ("DGCL") and by the Certificate of Incorporation of the Registrant.

                  Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL. Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the DGCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition.

                  If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover an advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting (or defending) such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified.

                  The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise. The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of JSBF and its subsidiaries through Travelers Insurance Company for a one year policy term ending September 18, 1998.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling JSBF pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.



No person has been  authorized to give any  information  or
to  make  any   representation   not   contained   in  this
Prospectus  in  connection  with  the  offer  made  by this                   JSB Financial, Inc.
Prospectus,  and,  if given or made,  such  information  or
representation  must  not be  relied  upon as  having  been
authorized by JSB Financial,  Inc.  Neither the delivery of                      20,000 SHARES
this  Prospectus  nor any sale made  hereunder  shall under
any  circumstances  create an  implication  that  there has                      COMMON STOCK
been no change in the affairs of JSB Financial,  Inc. since
the date hereof or that the  information  contained in this                    ($0.01 PAR VALUE)
Prospectus  is  correct  as of any date  subsequent  to the
date  of  this   Prospectus.   This   Prospectus  does  not       Offered or to be Offered by Certain Selling
constitute  an offer or a  solicitation  of an offer to buy                      Shareholders
any of the securities  offered  hereby in any  jurisdiction   of JSB Financial, Inc. Following Their Distribution
to any person to whom it is  unlawful to make such offer in   under the Jamaica Savings Bank FSB Directors' Stock
such jurisdiction.                                                                  Program

                     TABLE OF CONTENTS
AVAILABLE INFORMATION.....................2
INCORPORATION OF
CERTAIN DOCUMENTS
BY REFERENCE..............................2
RISK FACTORS..............................3
USE OF PROCEEDS...........................7                                        PROSPECTUS
DETERMINATION OF
OFFERING PRICE............................8
SELLING SECURITY HOLDERS..................8
PLAN OF DISTRIBUTION......................8
INDEMNIFICATION OF
DIRECTORS AND OFFICERS....................9                                 DATED: February 10, 1998


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lynbrook, State of New York on the 6th day of January, 1998.

                                  JSB Financial, Inc.
                                  (Registrant)


                                  By: /s/ Park T. Adikes
                                      ------------------------------------
                                          Park T. Adikes
                                          Chairman of the Board and
                                          Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                         TITLE                              DATE
              ---------                                         -----                              ----

 /s/ Park T. Adikes                    Chairman of the Board and Chief Executive
---------------------------            Officer (Principal Executive Officer) and
     Park T. Adikes                    Director                                           January 6, 1998

/s/ Thomas R. Lehmann                  Senior Vice President, Chief Financial
---------------------------            Officer (Principal Financial and
    Thomas R. Lehmann                  Accounting Officer)                                January 6, 1998

 /s/ Edward P. Henson                  President and Director
---------------------------                                                               January 6, 1998
     Edward P. Henson

 /s/ Joseph C. Cantwell                Director                                           January 6, 1998
---------------------------
    Joseph C. Cantwell

 /s/ Richard M. Cummins                Director                                           January 6, 1998
---------------------------
     Richard M. Cummins

 /s/ Howard J. Dirkes, Jr.             Director                                           January 6, 1998
---------------------------
     Howard J. Dirkes, Jr.

 /s/ Cynthia Gibbons                   Director                                           January 6, 1998
---------------------------
     Cynthia Gibbons

 /s/ James E. Gibbons, Jr.             Director                                           January 6, 1998
---------------------------
     James E. Gibbons, Jr.

 /s/ Alfred F. Kelly
---------------------------            Director                                           January 6, 1998
     Alfred F. Kelly

 /s/ Richard W. Meyer                  Director                                           January 6, 1998
---------------------------
     Richard W. Meyer

 /s/ Arnold B. Pritcher
---------------------------
     Arnold B. Pritcher                Director                                           January 6, 1998

 /s/ Paul R. Screvane
---------------------------
     Paul R. Screvane                  Director                                           January 6, 1998


                                  EXHIBIT INDEX

Exhibit
Number                        Description
------                        -----------


 4.1       Jamaica Savings Bank FSB Directors' Stock Program
 4.2 Certificate of Incorporation of JSB Financial, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, filed on March 16, 1990, Registration No.
           33-33821, and any amendments thereto.
 4.3 By-Laws of JSB Financial, Inc., incorporated herein by reference to Exhibits filed with Form 10-Q for the calendar quarter ended March 31, 1995, which was filed with the Commission pursuant to the Securities
           Exchange Act of 1934, as amended.
23.1       Consent of KPMG Peat Marwick LLP.